EXHIBIT 3.4

                          HOSPITALITY PROPERTIES TRUST

                             ARTICLES SUPPLEMENTARY

         HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), as applicable to Maryland real estate investment trusts, the Trust, by resolution of its Board of Trustees (the "Board of Trustees") duly adopted at a meeting duly called and held on May 16, 2000, amended the Bylaws of the Trust (the "Bylaws") to provide that the Trust elects to be subject to Section 3-804(b) and (c) of the MGCL.

         SECOND: The Bylaws described above provide that, notwithstanding any other provision in the Declaration of Trust or the Bylaws to the contrary, the Trust elects to be subject to Section 3-804(b) and (c) of the MGCL, the repeal of which may be effected only by a subsequent amendment to the Bylaws adopted or approved by the Board of Trustees.

         THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

         FOURTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested by its Assistant Secretary on this 16th day of May, 2000.

ATTEST:                                  HOSPITALITY PROPERTIES TRUST



/s/ Jennifer B. Clark                    /s/ John G. Murray            (SEAL)
Jennifer B. Clark,                       John G. Murray,
Assistant Secretary                      President